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                                                     EXHIBIT (10)-29
                                                     Commonwealth Edison Company
                                                     Form 10-K File No. 1-1839




                          COMMONWEALTH EDISON COMPANY
                    SUPPLEMENTAL MANAGEMENT RETIREMENT PLAN
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                          COMMONWEALTH EDISON COMPANY
                    SUPPLEMENTAL MANAGEMENT RETIREMENT PLAN


                                   ARTICLE I

                       Amendment and Restatement; Purpose

     1.1  Amendment and Restatement; Purpose.  The Commonwealth Edison Company
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Supplemental Management Retirement Plan, as established, effective July 1, 1985 and as amended by the First Amendment, effective January 1, 1989 and the Second Amendment, effective January 1, 1997 (the "Supplemental Plan"), is hereby amended and restated, effective January 1, 1998, except as specifically otherwise provided herein.

     Commonwealth Edison Company (the "Company") maintains the Commonwealth Edison Company Service Annuity System (the "Qualified Plan") to provide retirement benefits to its employees and those of certain affiliated entities which have adopted the Qualified Plan (collectively, the "Employers"). The Supplemental Plan is intended to provide benefits equal to the benefits that would be paid under the Qualified Plan but for the application of Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended (the "Code") and any other similar provisions set forth in the Code that limit or reduce such benefits (hereinafter collectively referred to as the "Limitations".)

     In addition, the Employers have adopted certain arrangements and entered into certain agreements with employees or former employees which are not intended to be qualified under Code Section 401(a) and which provide for payment of deferred compensation or retirement benefits, or which credit service or compensation for the purpose of supplementing the benefits payable to such employees and former employees under the Qualified Plan (collectively, the "Agreements"). The Company intends by this amendment and restatement to implement payment of benefits under such Agreements and under other similar arrangements or agreements that may in the future be entered into by an Employer.

     1.2  References to the Qualified Plan.  References to the Qualified Plan,
          --------------------------------
whenever used herein, shall mean the Qualified Plan as in effect on the date a determination of benefits is made under the Supplemental Plan.
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                                   ARTICLE II

                                  Definitions

     2.1 All capitalized terms used herein shall have the respective meanings assigned to such terms under the Qualified Plan, except as otherwise set forth herein.

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                                  ARTICLE III

                         Eligibility and Participation

     3.1  Qualified Plan Participants.  Each individual who was a Participant
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under the Supplemental Plan on the day before the effective date of this amendment and restatement shall continue to be a Participant hereunder. Each Eligible Employee who is on the management payroll of an Employer and who becomes entitled to a benefit under the Qualified Plan which is reduced or limited by the Limitations shall participate in the Supplemental Plan when such individual would be entitled to receive benefits hereunder if such individual's employment then terminated.

     3.2  Agreement Participants.  Each individual who, under the terms of an
          ----------------------
Agreement, is entitled to deferred compensation, retirement benefits or a grant of compensation or service credit shall participate in the Supplemental Plan when such individual would be entitled to receive benefits hereunder (or would, after giving effect to the terms of the applicable Agreement, be entitled to receive benefits) if such individual's employment then terminated under the Qualified Plan.

     3.3  Other Participants.  Each individual entitled to a survivors' benefit
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with respect to a Participant described in Sections 3.1 or 3.2 shall participate in this Supplemental Plan when such individual becomes entitled to receive benefits (or would, under the terms of the applicable Agreement, become entitled to receive benefits) under the Qualified Plan.

     3.4  Termination of Participation.  Each Participant shall remain a
          ----------------------------
Participant until such individual is no longer entitled to benefits hereunder.


                                   ARTICLE IV

                                    Benefits

     4.1  Restored Benefits.  If the retirement benefit payable under the
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Qualified Plan to a Participant described in Section 3.1 is less than the retirement benefit that would be payable to such Participant under the Qualified Plan but for the application of the Limitations, then such Participant shall be entitled to an annual benefit under the Supplemental Plan in an amount equal to the excess of (A) minus (B) where:

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     (A)  equals the amount of the annual benefit payable to such Participant under the Qualified Plan if payments thereunder were calculated without regard to the Limitations, and

     (B) equals the amount of the annual benefit payable to such Participant under the Qualified Plan.

     4.2  Supplemental Benefits.    The benefits, if any, payable under Section
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4.1 to a Participant described in Section 3.2 shall be increased by an amount equal to the excess of (A) minus (B) where:

     (A) equals the amount of the annual benefit payable to such Participant under the Qualified Plan if payments thereunder were calculated taking into account the compensation deferred, benefits provided or the compensation and/or years of service credited under the Agreement under which the Participant is covered, and

     (B) equals the amount of the annual benefit payable to such Participant under the Qualified Plan.

Any payments made under this Section 4.2 shall be in satisfaction of the obligations of the Participant's Employer under the Agreement and under this Supplemental Plan.

     4.3   Pre-Retirement Survivors' Benefits.  Except as otherwise provided in
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an Agreement, if a Participant dies prior to his or her Annuity Starting Date and the benefit payable under the Qualified Plan to a Participant described in
Section 3.3 is less than the survivors' benefit that would be payable under the Qualified Plan (I) but for the application of any Limitations, and (II) treating any benefits, service or compensation payable or credited under the terms of an Agreement as having accrued under the Qualified Plan, then such Participant shall be entitled to receive a supplemental survivor benefit under this Plan in an amount equal to (A) minus (B) where:

     (A) equals the survivors' benefit that would be payable under the Qualified Plan if such benefit were determined (I) without giving effect to any Limitations, and (II) by treating any benefits, service or compensation payable or credited under the terms of an Agreement as having accrued under the Qualified Plan; and

     (B) equals the survivors' benefit actually payable to the Participant under the Qualified Plan.

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Any payments made to a Participant under this Section 4.3 shall be in satisfaction of any obligations of the Employer under an Agreement under which the Participant described in Section 3.3 is covered and under this Supplemental Plan.


                                   ARTICLE V

                          Time and Manner of Payments

     5.1  Manner of Payment.  Except as otherwise provided in an Agreement
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or under Section 5.3, Supplemental Plan benefits shall be paid in the same manner, including optional forms of payment, and shall be subject to the same conditions (other than the application of the Limitations) as are applicable to benefits payable (or which would, after giving effect to the terms of the applicable Agreement, be payable) to the Participant under the Qualified Plan.

     5.2  Time of Payment.  Benefits described in Section 4.1 or 4.2 of the
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Supplemental Plan shall become payable at such time as the Participant becomes entitled to receive (or would become entitled to receive, after giving effect to the terms of the applicable Agreement) benefits under the Qualified Plan.
Except as otherwise provided in an Agreement, benefits described in Section 4.3 of the Supplemental Plan shall become payable at the same time as benefits would become payable (after giving effect to the terms of an Agreement, if applicable) to such Participant under the Qualified Plan. Plan benefits shall be paid at the same time as benefits are paid under the Qualified Plan.

     5.3  Lump Sum Option.  Except as otherwise provided in an Agreement,
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and notwithstanding the provisions of Section 5.1, each Participant described in
Section 3.1 or 3.2 shall be entitled to elect, by written election to the Company, to receive his or her benefits hereunder in a single lump sum payment. Any such election shall be required to be made no later than the last day of the calendar year preceding the year in which occurs the Participant's termination of employment; provided, however, that with respect to a Participant receiving periodic payments of severance benefits, such election shall be required to be made no later than the last day of the calendar year preceding the year in which occurs the last day of such payment period. An election under this Section 5.3 shall be revocable until the last day prescribed for an election under the preceding sentence of this Section 5.3, and thereafter shall be irrevocable. Payment of benefits in a lump sum will be made as soon as practicable following such termination of employment or last day of severance payment period, as applicable.

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The amount of the lump sum payment shall be equal to the actuarial present value of the participant's benefit determined under Article III as of the date of the Participant's termination of employment (or, with respect to a Participant receiving periodic payments of severance benefits, as of the last day of such payment period), as determined by the independent actuaries then engaged with respect to the Qualified Plan using the life expectancies and interest assumptions then used under the Qualified Plan, but also taking into account such actuaries' reasonable projections regarding future increases in the Limitations during the period that benefits would have been payable under the Supplemental Plan but for the Participant's election under this Section 5.3. Payment pursuant to this Section 5.3 shall be in lieu of any other benefits payable hereunder and shall be in complete satisfaction of all of the Employer's and the Company's liabilities to or on behalf of the Participant, including
Section 4.3, notwithstanding any subsequent amendment of the Qualified Plan or of this Supplemental Plan.

     5.4  Withholding.  Notwithstanding any provision of this Supplemental
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Plan to the contrary, amounts payable hereunder shall be reduced by the amounts required to be withheld by the Company under federal or state law.

     5.5  Facility of Payment.  Whenever and as often as any Participant
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entitled to payments under the Supplemental Plan shall be incompetent or, in the opinion of the Committee would fail to derive benefit from distribution of funds under the Supplemental Plan, the Committee, in its sole and exclusive discretion, may direct that any or all payments hereunder be made (a) directly to or for the benefit of such Participant, (b) to the Participant's legal guardian or conservator; or (c) to relatives of the Participant. The decision of the Committee in such matters shall be final, binding and conclusive upon each Employer and Participant and every other person or party interested or concerned. An Employer and the Committee shall not be under any duty to see to the proper application of such payments made to a Participant, conservator, guardian or relatives of a Participant.

                                   ARTICLE VI

                         Application of ERISA, Funding

     6.1  Application of ERISA.  Benefits provided under Section 4.1 (and, to
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the extent they restore benefits reduced by application of the Limitations, benefits provided under Section 4.3) of the Supplemental Plan are intended to be an excess benefit plan within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended (ERISA). Benefits provided under Sections 4.2 (and,

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to the extent they provide benefits that supplement those payable to the
Participant under the Qualified Plan other than as described in Section 4.1, benefits provided under Section 4.3) are intended to constitute an unfunded plan maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees within the meaning of sections 201(2), 301(a) (3) and 401 (a) (1) of ERISA and Department of Labor Regulation Section 2520.104-23.

     6.2  Funding.  The Supplemental Plan shall not be a funded plan, and
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neither the Company nor any of the Employers shall be under any obligation to set aside any funds for the purpose of making payments under this Supplemental Plan. Any payments hereunder shall be made out of the general assets of the Company and the Employers.

     6.3  Trust.  Effective January 1, 1997, the Company, in its sole
          -----
discretion, may establish, but is not required to establish, a trust for the purpose of administering assets of the Company and the Employers to be used for the purpose of satisfying their obligations under the Supplemental Plan. Any such trust shall be established in such manner so as to be a "grantor trust" of which the Company is the grantor, within the meaning of section 671 et. seq. of
                                                                    --  ---
the Code. The existence of any such trust shall not relieve the Company or any Employer of their liabilities under the Supplemental Plan, but the obligation of the Company and the Employers under the Supplemental Plan shall be deemed satisfied to the extent paid from the trust.


                                  ARTICLE VII

                                 Administration

     7.1  Committee.   The Supplemental Plan shall be administered by the
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administrative committee created under the Qualified Plan (the "Committee").
The Committee shall have such duties and powers as may be necessary to discharge its duties, including, but not by way of limitation, to construe and interpret the Supplemental Plan and determine the amount and time of payment of benefits hereunder. The Committee shall have no power to add to, subtract from or modify any of the terms of the Supplemental Plan, or to change or add to any benefits provided under the Supplemental Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Supplemental Plan. The Committee's decisions in any matter involving the Supplemental Plan shall be final, binding and conclusive.

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     7.2  Administration.  The provisions of Article 10 of the Qualified Plan
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(other than Sections 10.3, 10.4 and 10.5) are hereby incorporated by reference, and shall be applicable as if such provisions were set forth herein.

     7.3  Expenses.  All costs and expenses incurred in administering the
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Supplemental Plan, including the expenses of the Committee, the fees of counsel and any agents of the Committee and other administrative expenses shall be paid by the Company and the Employers. The Committee, in its sole discretion, having regard to the nature of a particular expense, shall determine the portion of such expense which is to be borne by the Company or a particular Employer.


                                  ARTICLE VIII

                           Amendment and Termination

     Amendment and Termination.  The Company intends to maintain the
     -------------------------
Supplemental Plan indefinitely. However, the Supplemental Plan shall be subject to the same reserved powers of amendment and termination as the Qualified Plan (without regard to any limitations imposed on such powers by the Code or ERISA), except that no such amendment or termination shall reduce or otherwise adversely affect the rights of Participants in respect of amounts accrued hereunder as of the date of such amendment or termination without their written consent.


                                   ARTICLE IX

                                 Miscellaneous

     9.1  Nonassignment of Benefits.  Notwithstanding anything contained in the
          -------------------------
Qualified Plan to the contrary, it shall be a condition of the payment of benefits under this Supplemental Plan that neither such benefits nor any portion thereof shall be assigned, alienated or transferred to any person voluntarily or by operation of any law, including any assignment, division or awarding of property under state domestic relations law (including community property law). If any person shall endeavor or purport to make any such assignment, alienation or transfer, amounts otherwise provided hereunder shall cease to be payable to any person.

     9.2  No Guarantee of Employment.  Nothing contained in this Supplemental
          --------------------------
Plan shall be construed as a contract of employment between any Employer and any employee or as conferring a right on any employee to be continued

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in the employment of any Employer, or as a limitation of the right of an
Employer to discharge any of its Employees, with or without cause.

     9.3. Adoption By Employers.  Any business entity which is or becomes an
          ---------------------
"Employer" under the Qualified Plan may, with the consent of the Company, become an Employer under this Supplemental Plan by delivery to the Company of a resolution of its board of directors or duly authorized committee to such effect, which resolution shall specify the date for which this Supplemental Plan shall be effective with respect to the employees of such business entity.

     9.4  Gender and Number.  Except when the context indicates to the
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contrary, when used herein, masculine terms shall be deemed to include the feminine and singular the plural.

     9.5  Headings.  The headings of Articles and Sections are included
          --------
solely for convenience of reference, and if there is any conflict between such headings and the text of the Supplemental Plan, the text shall control.

     9.6  Invalidity.  If any provision of this Supplemental Plan shall be
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held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Supplemental Plan shall be enforced and construed as if such provisions, to the extent invalid or unenforceable, had not been included.

     9.7  Successors and Assigns.  The provisions of the Supplemental Plan shall
          ----------------------
bind and inure to the benefit of the Company and each Employer and their successors and assigns, as well as each Participant and his successors.

     9.8  Law Governing.  Except as provided by any federal law, the
          -------------
provisions of the Supplemental Plan shall be construed in accordance with and governed by the laws of the state of Illinois.


     EXECUTED this ____ day of _____________, 1998.


                                 COMMONWEALTH EDISON COMPANY


                                 By: _______________________________
                                       S. Gary Snodgrass
                                       Senior Vice President

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